                                                                    EXHIBIT 10.5







                      FIRST AMENDED AND RESTATED REVOLVING
                   AND ADVANCING CREDIT AND SECURITY AGREEMENT



                                     BETWEEN



                                  COMPASS BANK



                                       AND




                           CENTRAL FREIGHT LINES, INC.


                                FEBRUARY 24, 1999

                                TABLE OF CONTENTS

SECTION 1
     BANK'S AGREEMENT TO MAKE ADVANCES ....................................... 7
     1.1      Advancing Loan ................................................. 7
     1.2      Revolving Line ................................................. 7
     1.3      Borrower's Loan Account ........................................ 8
     1.4      Additional Mandatory Payments .................................. 8
     1.5      Post Maturity Advances ......................................... 9
     1.6      Borrowing Base ................................................. 9
     1.7      Borrowing Procedure for Revolving Note and Term Notes .......... 9
     1.8      Purpose ........................................................10
     1.9      Commitment Fees ................................................10

SECTION 2
     CONDITIONS PRECEDENT ....................................................11
     2.1      Conditions Precedent to Initial Advance ........................11
     2.2      Conditions Precedent to Future Advances ........................13
     2.3      Conditions to Each Advancing Line Term Loan ....................13

SECTION 3
     BORROWER'S REPRESENTATIONS AND WARRANTIES ...............................14
     3.1      Representations and Warranties .................................14
              (a)      Organization, Licenses, Qualifications, Etc. ..........15
              (b)      Power and Authority; Enforceability....................15
              (c)      Liens .................................................15
              (d)      Representations Regarding Accounts ....................15
              (e)      Financial Statements ..................................16
              (f)      Locations of Collateral ...............................16
              (g)      Judgments/Actions......................................16
              (h)      Compliance With Laws ..................................17
              (i)      No Untrue Statements or Omissions .....................17
              (j)      Borrower's Name .......................................17
              (k)      Absence of Defaults Under Other Agreements ............17
              (l)      Taxes .................................................17
              (m)      Margin Stock ..........................................18
              (n)      Investment Company ....................................18
              (o)      Solvency ..............................................18
              (p)      No Collective Bargaining ..............................18
              (q)      No Event of Default ...................................18
              (r)      No Change in Customers ................................19
              (s)      Repurchase Agreement ..................................19
              (t)      Superfund Sites .......................................19
              (u)      No Release of Hazardous Substances ....................19
              (v)      No Environmental Complaints ...........................20


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
SECTION 4
     SECURITY INTEREST OF BANK IN COLLATERAL .................................20
     4.1      Creation of Security Interest ..................................20
     4.2      Security Interest in Collateral Created/Acquired Hereafter .....21
     4.3      Perfection of Security Interests ...............................21
     4.4      Other Laws; Power of Attorney ..................................21
     4.5      Obligations Secured ............................................22
     4.6      Miscellaneous Collateral Provisions ............................22
     4.7      Filing Reproductions ...........................................22

SECTION 5
     COLLECTION OF ACCOUNTS ..................................................22
     5.1      Collection .....................................................22
     5.2      Collection of Accounts by Borrower .............................23

SECTION 6
     AFFIRMATIVE COVENANTS ...................................................23
     6.1      Affirmative Covenants ..........................................23
              (a)      Defend Collateral .....................................23
              (b)      Pay Taxes .............................................24
              (c)      Change in Name or Address .............................24
              (d)      Financial Reporting ...................................25
              (e)      Diminutions in Value ..................................26
              (f)      Inspections ...........................................27
              (g)      Insurance .............................................27
              (h)      Maintain Operating Account ............................27
              (i)      Compliance With Laws ..................................27
              (j)      Notices ...............................................28
              (k)      Copyright .............................................29
              (l)      Qualifications ........................................29
              (m)      Perform Services ......................................29
              (n)      Maintain Computer Backup ..............................29
              (o)      INDEMNIFICATION .......................................29
              (p)      Further Assurances ....................................31
              (q)      Repurchase Agreement ..................................31
              (r)      Reimbursement .........................................31
              (s)      Year 2000 .............................................31
              (t)      Delivery of Titles ....................................32
              (u)      Subsidiaries ..........................................32


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
SECTION 7
     NEGATIVE COVENANTS ......................................................32
     7.1      Negative Covenants of Borrower .................................32
              (a)      No Change in Location .................................32
              (b)      No Transfers or Liens .................................32
              (c)      No Change in Accounting Practices .....................33
              (d)      No Indebtedness .......................................33
              (e)      No Dividends ..........................................34
              (f)      No Acquisitions .......................................34
              (g)      No Dissolutions and Mergers ...........................34
              (h)      No Subordinated Debt Payments .........................34
              (i)      Interest Coverage Ratio ...............................35
              (j)      Fixed Charge Coverage Ratio ...........................35
              (k)      Tangible Net Worth Requirement ........................35
              (l)      Debt to Tangible Net Worth ............................35
              (m)      No Loans to Affiliates ................................35
              (n)      No Transactions With Affiliates .......................36
              (o)      No Adverse Transactions ...............................36
              (p)      No Ownership of Margin Stock ..........................36
              (q)      Repurchase Agreement ..................................36

SECTION 8
     EVENTS OF DEFAULT; ACCELERATION .........................................37
     8.1      Events of Default ..............................................37

SECTION 9
     POWER TO SELL OR COLLECT COLLATERAL;
     RIGHTS AND REMEDIES .....................................................40
     9.1      Rights and Remedies With Respect to Collateral .................40
     9.2      Uniform Commercial Code and Other Remedies .....................41
     9.3      Proceeds .......................................................42
     9.4      Deficiency .....................................................42
     9.5      Bank's Duties ..................................................42
     9.6      Non-Judicial Remedies ..........................................42
     9.7      Remedies Not Exclusive .........................................42
     9.8      Successive Sales ...............................................43
     9.9      Enforcement Against Particular Collateral ......................43
     9.10     Suit Against Borrower ..........................................43
     9.11     Dilution Reserve ...............................................43

SECTION 10
     DEPOSITS;
     RIGHTS AND REMEDIES .....................................................44
     10.1     Deposits .......................................................44


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

SECTION 11
     WAIVERS BY BORROWER .....................................................44
     11.1     Waivers ........................................................44

SECTION 12
     EXPENSES: PROCEEDS OF COLLATERAL ........................................45
     12.1     Expenses .......................................................45
     12.2     Collection Costs ...............................................45

SECTION 13
     DURATION: EXTENSION .....................................................45
     13.1     No Commitment to Extend ........................................45

SECTION 14
     GENERAL .................................................................46
     14.1     Defined Terms and Certain Matters of Construction ..............46
     14.2     Replacement of Prior Credit Agreement ..........................46
     14.3     Notices ........................................................46
     14.4     Transfers by Bank ..............................................47
     14.5     GOVERNING LAW ..................................................47
     14.6     Controlling Agreement ..........................................47
     14.7     Savings Provision ..............................................47
     14.8     Entire Agreement ...............................................48
     14.9     Construction and Severability ..................................48
     14.10    Other Advances .................................................49
     14.11    No Duty or Special Relationship ................................49
     14.12    NO CONTROL BY BANK .............................................49
     14.13    No Partnership .................................................50
     14.14    Calculation of Financial Covenants .............................50
     14.15    Binding Effect .................................................50
     14.16    Renewal of Indebtedness ........................................50
     14.17    Bank's Discretion ..............................................50
     14.18    Counterparts ...................................................50
     14.19    Business Loans .................................................50
     14.20    JURISDICTION AND VENUE .........................................51
     14.21    DECEPTIVE TRADE PRACTICES ......................................51


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ADDENDUM

Addendum A - Glossary

EXHIBITS

Exhibit A - Accounts Receivable Reconciliation Report
Exhibit B - Certificate of Representations and Warranties
Exhibit C - List of Subsidiaries
Exhibit D - Locations of Records Regarding Accounts
Exhibit E - Disclosed Indebtedness
Exhibit F - Disclosed Litigation
Exhibit G - Promissory Note


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                      FIRST AMENDED AND RESTATED REVOLVING
                   AND ADVANCING CREDIT AND SECURITY AGREEMENT

         THIS FIRST AMENDED AND RESTATED REVOLVING AND ADVANCING CREDIT AND SECURITY AGREEMENT (the "AGREEMENT") is executed and delivered as of February 24, 1999, by and between Central Freight Lines, Inc., a Texas corporation (the "BORROWER"), with its principal office at 5601 West Waco Drive, Waco, Texas 76702-2638, and COMPASS BANK, an Alabama state chartered bank (the "BANK"), with an office at 313 East Central Avenue, Belton, Texas 76513, and a mailing address at P. O. Box 510, Belton, Texas 76513-0510.

                              W I T N E S S E T H:

         WHEREAS, Borrower has applied to Bank for the following credit facilities (sometimes collectively referred to herein as the "CREDIT FACILITIES"):

                  (a) a revolving line of credit (the "REVOLVING LINE") not to exceed an aggregate principal amount at any one time outstanding in the sum of TWENTY TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 Dollars ($22,500,000.00) which is evidenced by a Master Revolving Promissory Note (as may be renewed, extended, increased, replaced, restated, modified, and rearranged from time to time, the "REVOLVING NOTE") dated July 1, 1998, in such amount; and

                  (b) an advancing line of credit (the "ADVANCING LINE") not to exceed an aggregate principal amount at any one time outstanding in the sum of TWENTY-TWO MILLION AND NO/100 DOLLARS ($22,000,000.00), each advance thereunder to be evidenced by single advance Promissory Notes in substantially the form of Exhibit G (as may be renewed, extended, increased, replaced, restated, modified, and rearranged from time to time, the "TERM NOTES"), dated the date of the advance, in the amount of the advance;

         WHEREAS, each of the Credit Facilities will be secured by, among other things, a security interest in all of the Collateral (as such term is hereinafter defined and used) now owned or hereafter acquired by Borrower, on the terms hereinafter set forth; and

         WHEREAS, Bank is willing to make each of the Credit Facilities available to Borrower upon the security of, among other things, such Collateral and on the terms and subject to the conditions hereinafter set forth.



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



                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the above premises, the credit to be extended hereunder, the mutual agreements of the parties as set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                                    SECTION 1
                        BANK'S AGREEMENT TO MAKE ADVANCES

         1.1 Advancing Loan. Subject to the full, complete, and timely satisfaction by Borrower of each of the applicable terms and conditions of
Section 2 and as elsewhere set forth herein, and relying on the representations and warranties of Borrower hereinafter set forth, from the date hereof until the Advancing Line Expiration Date, Bank agrees to make single advance term loans up to an aggregate principal amount at any one time outstanding equal to the lesser of (a) an amount equal to the Available Loan Amount, minus the outstanding principal balance of the Revolving Note, minus the aggregate face amount of all outstanding Letters of Credit, or (b) $22,000,000.00, which term loans shall be each evidenced by the issuance, execution, and delivery, of a Term Note.

         1.2 Revolving Line. Subject to the full, complete, and timely satisfaction of each of the terms and conditions of Section 2 and as elsewhere set forth herein, and relying on the representations and warranties of Borrower hereinafter set forth, from the date hereof until the Revolving Line Termination Date, Bank agrees to extend to Borrower an open-end revolving credit line pursuant to which Borrower may borrow, repay, and reborrow under the terms of this Agreement amounts not exceeding at any one time outstanding the aggregate principal amount equal to the lesser of (a) $22,500,000.00, minus the aggregate face amount of all outstanding Letters of Credit, (b) the Available Loan Amount, minus the aggregate outstanding principal balances of the Term Notes, or (c) the Borrowing Base, minus the aggregate face amount of all outstanding Letters of Credit, which revolving loan shall be evidenced by the issuance, execution, and delivery of the Revolving Note. If at any time, prior to the expiration of the Revolving Line, Borrower is not entitled to any advances or payments by the terms of this Agreement, notwithstanding the terms of Section 1.7 and elsewhere in this Agreement, Bank may, in its sole discretion, make requested advances and payments; provided, however, it is expressly acknowledged and agreed that, in such event, Bank shall have the right, in its sole discretion, to decline to make any such requested advance or payment and


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


to demand any payment required under, and otherwise to enforce, Section 1.4 hereof and any other applicable term of this Agreement and the other Credit Documents without prior notice to Borrower and the making of any such advances and payments shall not be construed as a waiver of such right by Bank.

         1.3 Borrower's Loan Account. Each time an advance is made under the Revolving Line against the Revolving Note as provided for herein, Bank shall make an appropriate entry of such advance as a debit to Borrower's Loan Account. Bank also shall record in Borrower's Loan Account other charges, expenses, and items properly chargeable to Borrower hereunder, all payments made by Borrower on account of indebtedness hereunder, and other appropriate debits and credits. The debit balance of Borrower's Loan Account shall reflect the aggregate amount of Borrower's indebtedness under the Revolving Line and this Agreement from time to time existing hereunder. At least once each month, Bank shall render a statement of account for Borrower's Loan Account. Such statement shall be considered correct and accepted by Borrower and presumptively binding upon Borrower, except to the extent that Bank receives a written notice of Borrower's exceptions within thirty (30) days after such statement has been mailed by ordinary mail to Borrower. Notwithstanding the foregoing, no failure by Bank to properly reflect any advance actually made or any such charge, expense, or item actually incurred in Borrower's Loan Account, or to otherwise discharge its obligation under this Section, shall relieve or affect Borrower from its obligation to pay all amounts advanced by Bank under the Revolving Note and otherwise pursuant to this Agreement.

         1.4 Additional Mandatory Payments. (a) If, at any time and for any reason, the outstanding balance of Borrower's Loan Account exceeds the lesser of
(i) the Borrowing Base minus the aggregate face amount of all outstanding Letters of Credit, (ii) the Available Loan Amount minus the aggregate outstanding principal balances of the Term Notes, or (iii) $22,500,000.00 minus the aggregate face amount of all outstanding Letters of Credit, Borrower immediately shall remit to Bank good funds sufficient to eliminate such excess. Without limiting any other right or remedy of Bank hereunder, Borrower shall not be entitled to any advances under the Revolving Line while such excess exists. If Borrower fails immediately to remit to Bank good funds sufficient to eliminate such excess, Bank may, without notice to or demand on Borrower, at Bank's option (in addition to and without waiving any and all other rights and remedies of Bank) apply against such excess (i) any collections on and Proceeds from Accounts forwarded to Bank and/or in Bank's possession; (ii) any other property of Borrower and the Proceeds thereof now or hereafter held by Bank (whether for safekeeping, custody, pledge, transmission, collection or otherwise); and (iii) any of Borrower's deposit balances (general or special) and credits with Bank. Borrower shall pay to Bank on the Revolving Line Termination Date the aggregate amount in Borrower's Loan Account at the close of business on the Revolving Line Termination Date.

     (b) If, at any time and for any reason, the aggregate outstanding principal balances of the Term Notes exceeds the Available Loan Amount minus the aggregate principal balance of the Revolving Note, minus the aggregate face amount of all outstanding Letters of Credit, Borrower immediately shall remit to Bank good funds sufficient to eliminate such excess.

         1.5 Post Maturity Advances. Without limiting any other term or provision of this Agreement, Bank, in its sole discretion, may agree to make requested advances and payments after the Revolving Line Termination Date (which advances and payments shall be treated, for purposes of this Agreement, as advances made prior to the Revolving Line Termination Date); however, it is expressly acknowledged and agreed that, in such event, Bank shall thereafter have the right, in its sole discretion, to decline to make any further requested advance after the Revolving Line Termination Date and may require payment in full of Borrower's Loan Account without prior notice to Borrower and the making of any such advances after the Revolving Line Termination Date shall not be construed as a waiver of such right by Bank.

         1.6 Borrowing Base. The Borrowing Base shall be determined on the basis of information supplied by Borrower in the Reconciliation Report in accordance with the terms of this Agreement. Notwithstanding the foregoing, unless and until a notification is communicated by Bank to Borrower, that it has approved the Borrowing Base set forth in a particular Reconciliation Report, the effective Borrowing Base shall be the Borrowing Base set forth in the Reconciliation Report which has been most recently approved by Bank in accordance with this Section.

         1.7 Borrowing Procedure for Revolving Note and Term Notes.

     (a) Subject to the terms and provisions of this Agreement (including, without limitation, Section 1.2), the Lockbox Agreement, and all other applicable cash management agreements entered into by and between Borrower and Bank (or any affiliate or Bank), all checks and other items of Borrower drawn on control disbursement account number 71064492, located at Compass Bank, Pensacola, Florida, and presented to a duly authorized representative of Bank shall be paid by Bank. Each payment by Bank shall constitute an advance on the Revolving Note. Bank shall have no duty or obligation hereunder to pay any checks or other items presented pursuant to this subsection which, as a result of such payment, would cause the balance of the Borrower's Loan Account to exceed the lesser of (i) $22,500,000.00 minus the aggregate face amount of all outstanding Letters of Credit, (ii) the Available Loan Amount minus the aggregate outstanding principal balances of the Term Notes, or (iii) the Borrowing Base minus the aggregate face amount of all outstanding Letters of Credit. Furthermore, except for any applicable Requirement of Law, Bank shall have no duty or obligation hereunder to investigate the validity of any check or item presented, except as expressly provided for in the Lockbox Agreement or in any other applicable cash management agreement entered into by and between Borrower and Bank (or any affiliate of Bank).

     (b) Subject to the terms and provisions of this Agreement, Borrower may also request advances under either Credit Facility directly from Bank. Each such request by Borrower for an advance under the Revolving Line shall be received by a duly authorized representative of Bank not later than 12:00 p.m., Houston, Texas time, on the date of the requested advance, which shall be on a Business Day, and each such request for an advance under the Advancing Line shall be received by a duly authorized representative of Bank at least three Business Days prior to the date of the requested advance. Further, each such request for advance shall specify: (i) the Credit Facility to which the request applies;
(ii) the amount of the requested advance; and (iii) the proposed date of the advance (which shall be a Business Day). Bank, at its option, may accept telephonic requests for advances, provided that such acceptance shall not constitute a waiver of the Bank's right to delivery of a written notice in connection with subsequent advances and further provided that all such telephonic requests are immediately confirmed by Borrower in writing, whether by facsimile or otherwise. On the date specified for each advance hereunder, subject to the terms and conditions of this Agreement (including, without limitation, that no Event of Default has occurred and is then existing and that no representation or warranty set forth in this Agreement is then false or untrue), Bank shall make such advances available to Borrower by depositing the same, in immediately available funds, in an account of Borrower (designated by the Borrower) maintained with Bank, or by such other means as is acceptable to Bank and Borrower. For purposes of this Section, "BUSINESS DAY" shall mean a day, other than Saturday or Sunday, when Bank is open for conducting all of its normal commercial lending and other business activities.

     (c) Borrower shall also be permitted to request that Bank issue Letters of Credit (subject to the terms provided for in the definition of Letter of Credit in the attached Glossary) provided that (i) the amount of the requested Letter of Credit, when added to aggregate face amount of all outstanding Letters of Credit does not cause any amounts to be due under Section 1.4, and (ii) the expiration date of the requested Letter of Credit is on or before the Revolving Line Termination Date.

         1.8 Purpose. All funds borrowed pursuant to this Agreement (a) for the Revolving Line shall be used for working capital and general corporate purposes and for the Letters of Credit; and (b) for the Advancing Line shall be used to finance one hundred percent (100%) of the purchase price of Eligible Equipment for Borrower.

         1.9 Commitment Fees. In addition to interest at the rate as provided herein and to compensate the Lender for maintaining funds available for the Revolving


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Note, Borrower shall pay to the Bank, in immediately available funds, beginning on the 31st day of March, 1999, and on the last day of each third calendar month thereafter through and including the Revolving Line Termination Date, (a) a fee in the amount of one-eighth percent (1/8%) per annum, calculated on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day), on the average daily portion of the Available Revolving Loan Commitment during the preceding ninety-day period which is less than $10,000,000.00, plus (b) a fee in the amount of one-quarter percent (1/4%) per annum, calculated on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day), on the average daily portion of the Available Revolving Loan Commitment during the preceding ninety-day period which is greater than or equal to $10,000,000.00. For purposes of this section, "AVAILABLE REVOLVING LOAN COMMITMENT" shall mean the lesser of
(i) $22,500,000.00, minus the average outstanding balance of the Revolving Note, minus the aggregate face amount of all outstanding Letters of Credit, or (ii) the Available Loan Amount, minus the aggregate outstanding principal balances of the Term Notes.

                                    SECTION 2
                              CONDITIONS PRECEDENT

         2.1 Conditions Precedent to Initial Advance. Subject to the terms and provisions of Sections 1.1 and 1.2, the obligation of Bank to make its initial advance hereunder is subject to the full and complete satisfaction of each of the following conditions precedent:

         (a)      Bank shall have received and approved:

                  (i) each of the Credit Documents, in properly executed form;

                  (ii) the Repurchase Agreement, and all other documents and agreements pertaining thereto;

                  (iii) the certificate of incorporation, articles of incorporation, and bylaws of Borrower, together with any and all modifications thereof as of the date hereof;

                  (iv) all Certificates of Authority, Certificates of Existence, Certificates of Good Standing (or such other evidence, as is satisfactory to Bank, that Borrower is in good standing in the


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



                           State of Texas, and in all other states in which Borrower is transacting business, as is satisfactory to Lender), borrowing resolutions (with secretary's certificate), Secretary's Certificates of Incumbency, and all other documents required by Bank to evidence Borrower and its representatives are empowered and duly authorized to enter into the agreements evidenced by the Credit Documents;

                  (v) current certificates of insurance for the insurance required by this Agreement, together with copies of all policies relating thereto as requested by Bank (each naming Bank as loss payee thereunder); and

                  (vi) an opinion of counsel of Borrower and Guarantor, in form and substance reasonably satisfactory to Bank, stating, among other things, that Borrower is authorized to enter into this Agreement and the other Credit Documents and that this Agreement and the other Credit Documents constitute legally binding and enforceable obligations of Borrower;

          (b) No Material Adverse Change shall have occurred;

          (c) The representations and warranties contained in Section 3 shall, except as affected by the transactions contemplated by this Agreement, be true and unbreached;

          (d) No Event of Default shall have occurred and be continuing;

          (e) All other applicable requirements of this Agreement and the other Credit Documents shall have been fully and completely satisfied;

          (f) All legal matters incident to the consummation of the transactions contemplated under this Agreement shall be reasonably satisfactory to Messrs. Gardere Wynne Sewell & Riggs, L.L.P., special counsel for Bank; and

          (g) As security for the payment of the Notes and the payment and performance of the Liabilities, Bank shall have received, in addition to the items set forth elsewhere in this Section, all other instruments reasonably required by Bank to give Bank (including, without limitation, landlord's waivers) a first and prior perfected security interest and lien in and to the Collateral (except for security interests otherwise permitted herein).

          2.2 Conditions Precedent to Future Advances. The obligation of the Bank under this Agreement to make any advances or payments after the date of this Agreement under any Note, in accordance with the terms and provisions of this Agreement, is subject to the full and complete satisfaction of each of the following conditions precedent as of the date of such advance or payment:

          (a) The representations and warranties set forth in Section 3 of this Agreement shall be true and correct as of the date of the making of such advance or payment with the effect as though the representation or warranty had been made on this date, except to the extent such representations and warranties expressly relate specifically to an earlier date (in which case such representation and warranty shall be true and correct in all material respects on and as of such earlier date);

          (b) For each advance under the Advancing Line, all of the conditions listed in Section 2.3 shall have been fully and completely satisfied;

          (c) No Event of Default shall have occurred, or will result from, the making of such advance, and no event shall have occurred, which with lapse of time would constitute an Event of Default; and

          (d) All requirements for making the initial advance under the Notes in accordance with the terms and provisions of Section 2.1 of this Agreement shall then be fully and completely satisfied (including, without limitation, any conditions waived, in whole or in part, by Bank in connection with any prior advance).

         2.3 Conditions to Each Advancing Line Term Loan. The obligation of the Bank to fund a term loan requested by Borrower under the Advancing Line, in



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


accordance with the terms of this Agreement, is subject to the full and complete satisfaction of each of the following conditions precedent as of the date of such advance or payment:

          (a) Receipt by Bank of an original Term Note, in the amount of the requested advance, executed by Borrower;

          (b) Receipt by Bank of either (i) the original certificate of title or titles for the Eligible Equipment to be purchased with the proceeds of the Term Note, evidencing Bank as the sole lienholder, or (ii) if no certificate of title has been issued, a copy of the manufacturer's statement of origin for that Eligible Equipment to be purchased with the proceeds of the Term Note, together with evidence that Borrower has applied for a certificate of title with respect thereto which shall evidence Bank as the sole lienholder;

          (c) The Repurchase Agreement and all other agreements between Borrower and Freightliner Corporation provided to Bank pursuant to Section 2.1, and otherwise, shall be in full force and effect and shall not have been modified or amended in any way;

          (d) The amount of the requested advance shall not cause any amounts to be due under Section 1.4(b);

         (e) Receipt by Bank of all invoices, documents, and agreements required by Bank in connection with the foregoing in order to provide Bank with a first lien and security interest in and to the Eligible Equipment to be purchased with the proceeds of the Term Note, together with all other items to be required by Bank; and

          (f) All of the conditions precedent listed in Section 2.1 and 2.2 shall have been fully and completely satisfied in connection with the requested advance (including, without limitation, any conditions waived, in whole or in part, by Bank in connection with any prior advance).

                                    SECTION 3
                    BORROWER'S REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties. To induce Bank to enter into this Agreement, Borrower represents and warrants to Bank (which representations and warranties are made in addition to the representations and warranties now or hereafter made in the other Credit Documents and will survive the delivery of this Agreement) as follows:

          (a) Organization, Licenses, Qualifications, Etc. Borrower (i) is a duly organized corporation, which is validly existing and in good standing under the laws of the State of Texas, (ii) is duly qualified and in good standing (and will remain so qualified and in good standing) in every state in which it is doing business or in which the failure so to qualify would or could have an adverse effect on its business or properties or Bank,
     (iii) has no Subsidiaries, other than as listed on Exhibit C attached hereto, and (iv) has all necessary licenses, permits, and corporate power and authority to own its assets and conduct its business as now or presently proposed to be conducted;

          (b) Power and Authority; Enforceability. The execution, delivery, and performance hereof and of all other agreements or instruments contemplated hereby are within Borrower's corporate powers, have been duly authorized, and are not in contravention of the law or the terms of Borrower's articles of incorporation, bylaws, or other organizational documents, or of any indenture, agreement, or undertaking to which Borrower is a party or by which it or any of its properties is bound. This Agreement, the Notes, the other Credit Documents, and all other agreements and instruments executed by Borrower in connection herewith have been validly executed and delivered by Borrower, as applicable, and constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms;

          (c) Liens. Except for the security interest granted herein by Borrower or by any other document executed in favor of Bank and the liens permitted in Section 7.1(b), Borrower is the sole owner of the Accounts, Equipment (including, without limitation, all Eligible Equipment), and each and every other item of Collateral free from any lien, security interest, or encumbrance;

          (d) Representations Regarding Accounts. Each Eligible Account used for purposes of calculating the Borrowing Base, represents an undisputed, bona fide indebtedness incurred by the Account Debtor named therein, for merchandise held subject to delivery instructions or theretofore shipped or delivered pursuant to a contract of sale, lease, or rental, or for services theretofore performed by Borrower with or for said Account Debtor; there are no set-offs, counterclaims, or disputes against any such Eligible Account except as indicated in some written list, statement, or invoice furnished to Bank with reference thereto; and Borrower is duly authorized to subject the same to a security interest in favor of Bank. If any Account shall be in violation of any one or more of the warranties expressed in this subsection, or otherwise does not meet the requirements of an Eligible Account as defined herein, it shall not be deemed an Eligible Account for purposes of this Agreement;

          (e) Financial Statements. Subject to any limitations stated therein or in connection therewith, the Financial Statements and all other balance sheets, earnings statements, and other financial data which have been furnished to Bank to induce it to enter into this Agreement, or otherwise furnished in connection herewith, (i) do fairly represent the financial condition and results of operations of Borrower (or other Person, as applicable), as of the dates and for the periods for which the same are furnished, and (ii) have been prepared in accordance with GAAP, subject to normal year end adjustments. No Material Adverse Change has occurred in the condition, financial or otherwise, of Borrower since the date of the Financial Statements. Borrower has not made investments in, advances to, or guaranties of the obligations of any Person, except as disclosed on the Financial Statements;

          (f) Locations of Collateral. Set forth on Exhibit D is a list of each location at which Equipment and other tangible Collateral is kept, whether for storage, like purposes, or otherwise, as of the date hereof. Also set forth on Exhibit D is a list of each office of Borrower at which records of Borrower pertaining to Accounts are kept, as of the date hereof. The address of Borrower's chief executive office, as of the date hereof, is as set forth on page 1 of this Agreement;

          (g) Judgments/Actions. Except as specifically disclosed in Exhibit F attached hereto, as of the date hereof, there are no actions, suits, or proceedings pending or, to the knowledge of Borrower, threatened against Borrower or Guarantor or any Collateral at law, or in equity, or by or before any Governmental Authority, governmental department, commission, board, bureau, agency, or instrumentality, or any arbitrator, that are not at least eighty percent (80%) covered by insurance;

          (h) Compliance With Laws. Borrower is in material compliance with all Requirements of Law applicable to, governing, or affecting Borrower, its operations, its property, the Collateral, or any part of any of the foregoing;

          (i) No Untrue Statements or Omissions. Neither this Agreement, nor any document, certificate, exhibit, or statement furnished to Bank by or on behalf of Borrower pursuant to or in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein, not misleading. There is no fact known to Borrower that materially and adversely affects, or will materially and adversely affect, the assets, business, operations, or condition of Borrower that has not been specifically set forth in this Agreement or otherwise disclosed by Borrower to Bank in writing;

          (j) Borrower's Name. Borrower's name always has been as set forth on the first page of this Agreement, except as otherwise disclosed in writing to Bank. Borrower has not, and does not intend to in the future operate under any assumed name, except as disclosed to Bank in writing;

          (k) Absence of Defaults Under Other Agreements. Borrower is not in default (i) in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, (ii) under any Requirement of Law, or
     (iii) as a result of a demand of any Governmental Authority, which default or violation might cause a Material Adverse Change;

          (l) Taxes. Borrower has filed all tax returns required to be filed and has paid all taxes shown thereon to be due, including interest and penalties, or due pursuant to any assessment received by Borrower, except such taxes, if any, under contest in good faith and for which adequate reserves have been provided. The charges, accruals, and reserves on the books of Borrower for any taxes or other governmental charges are, in the opinion of Borrower, adequate. Borrower has paid all franchise and other taxes which are now due;

          (m) Margin Stock. Borrower owns no, and is not engaged in the business of extending credit for the purpose of carrying or purchasing, "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Notes will be used for (i) the purpose of purchasing or carrying any margin stock, (ii) the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock, or (iii) any other purpose which might constitute this transaction as a "purpose" credit within the meaning of said Regulation U, as now in effect or as it may hereinafter be amended. Neither Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any Note to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect on the date of any advance under any Note;

          (n) Investment Company. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (o) Solvency. Borrower is now and, after giving effect to initial advances to be made hereunder and the security interest granted hereunder, and Guarantor, after giving effect to its delivery of the Guaranty at all times will be, solvent and will be adequately capitalized to pay its debts as they become due;

          (p) No Collective Bargaining. Except as disclosed to Bank prior to the date hereof in writing, Borrower is not a party to any collective bargaining agreement, and there are no material grievances, disputes, or controversies with any union or any other organization of any of their employees, or threats of strikes, work stoppages, or any asserted pending demands for collective bargaining by any union or organization;

          (q) No Event of Default. No event has occurred and no condition exists which would, upon the execution and delivery of this Agreement or Borrower's performance hereunder, constitute an Event of Default;

          (r) No Change in Customers. There exists no actual or threatened termination, cancellation, or limitation of, or any modification or change in, the business relationship between Borrower with any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or prevent Borrower from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted;

          (s) Repurchase Agreement. The Repurchase Agreement and all agreements issued in connection with (as delivered to Bank pursuant to Section 2.1) are in full force and effect, no party is in default thereunder, and have not been modified, amended, or supplemented in any way.

          (t) Superfund Sites. Except as heretofore disclosed to Bank in writing and otherwise in compliance with all applicable Requirements of Law, no Hazardous Substances have been generated, transported, and/or disposed of by Borrower or any other Person, at a site which was, at the time of such generation, transportation and/or disposal, or has since become, a Superfund Site. For purposes of this subsection, "SUPERFUND SITE" shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States;

          (u) No Release of Hazardous Substances. Except as heretofore disclosed to Bank in writing and in accordance with all Requirements of Law or the terms of a valid permit, license, certificate, or approval of the Governmental Authority, no Release of Hazardous Substances has been made by Borrower or any other Person, from, affecting, or related to any property of Borrower, any property leased by Borrower, or any property on which Borrower is conducting any of its respective business operations; and

          (v) No Environmental Complaints. Except as heretofore disclosed to Bank in writing, no Environmental Complaint has been received by Borrower.

                                    SECTION 4
                     SECURITY INTEREST OF BANK IN COLLATERAL

          4.1 Creation of Security Interest. In order to secure the prompt and unconditional payment and performance of the Notes and all other Liabilities, Bank shall have and is hereby granted by Borrower a continuing lien on, a security interest in, and a right of set-off against the following Collateral:

          (a) all Accounts of Borrower, whether now or hereafter existing, created, arising or acquired;

          (b) all of Borrower's Equipment (including, without limitation, the Eligible Equipment), whether now or hereafter existing, created, arising or acquired;

          (c) all General Intangibles of Borrower, whether now or hereafter existing, created, arising, or acquired;

          (d) all contract rights, chattel paper, documents, documents of title, warehouse receipts, bills of lading, notes, and notes receivable instruments of Borrower, whether now owned or hereafter arising;

          (e) all goods, instruments, notes, notes receivable, documents, documents of title, warehouse receipts, bills of lading, certificates of title, policies and certificates of insurance, securities, chattel paper, deposits, cash, or other property now or hereafter owned by Borrower or in which it now or hereafter has an interest, which are now or may hereafter be in the possession of or deposited with Bank, or which are otherwise assigned to Bank, or as to which Bank may now or hereafter control possession by documents of title or otherwise;

          (f) all books and records now owned and hereafter acquired relating to any other Collateral and all files, correspondence, computer programs, tapes, disks, and related data processing software owned by Borrower or in which Borrower has an interest that contains information concerning or relating to any of the other Collateral or any item thereof; and

          (g) all substitutions, accessions, additions, parts, accessories, attachments, replacements, Proceeds and products of, for and to any and all of the foregoing, including, without limitation, insurance and tort proceeds, and any and all such substitutions, accessions, additions, parts, accessories, attachments, replacements, Proceeds and products in the form of any of the property described or referenced in (a) through (g) above, whether now or hereafter owned, existing, created, arising or acquired.

          4.2 Security Interest in Collateral Created/Acquired Hereafter. No submission by Borrower to Bank of any schedule, certificate of title, or other particular identification of Collateral shall be necessary to vest in Bank a security interest in each and every item of Collateral now existing or hereafter acquired, but rather, such security interest shall vest in Bank immediately upon the creation or acquisition of any item of Collateral, without the necessity for any other or further action by Borrower or Bank. In addition to and without limitation of the rights and remedies of Bank with respect to any patent, trademark, service mark, copyright or other Collateral under this Agreement or otherwise, Borrower hereby grants, assigns and transfers to Bank a fully-paid, royalty-free, perpetual, nonexclusive, unrestricted license to use, modify, reproduce, distribute and sublicense any such patent, trademark, service mark, copyright or other such Collateral during the continuance of an Event of Default. Borrower shall execute such other and additional documents, instruments, and agreements as reasonably may be required by Bank to evidence the security interests contemplated hereby.

          4.3 Perfection of Security Interests. To the extent applicable, the UCC governs the security interests provided for herein. In connection therewith, without limiting any other term or provision of this Agreement, Borrower shall take such steps and execute and deliver (or cause the execution and delivery of) such financing statements, continuation statements, agreements (including, without limitation, security agreements and landlord, creditor and mortgagee subordination agreements), documents and other papers (all in form and substance reasonably acceptable to Bank) as Bank may from time to time request, including, but not limited to, such documents as are required to perfect or preserve the validity, perfection and priority of Bank's security interests granted hereby or by any of the other documents securing the Liabilities.

          4.4 Other Laws; Power of Attorney. If, by reason of location of Collateral or otherwise, the creation, validity, or perfection of security interests provided for herein are governed by the law of a jurisdiction other than Texas, Borrower shall take such steps and execute and deliver such papers as Bank may from time to time request to comply with the Uniform Commercial Code, the Uniform

Trust Receipts Act, the Factors Lien Act, the Federal Food Security Act, or other laws of other states or jurisdictions. Borrower hereby appoints and empowers Bank, or any employee of Bank which Bank may designate for the sole purpose, as its attorney-in-fact, to execute on its behalf any financing statements which, in Bank's sole judgment, are necessary to be filed in order to perfect or preserve the perfection and priority of Bank's security interests granted hereby.

          4.5 Obligations Secured. The security interest in, general lien upon, and right of set-off against the Collateral provided for in Section 4.1 is granted to secure the payment and other performance of all Liabilities whether now existing or hereafter arising, under or in connection with this Agreement, the Notes, or the other Credit Documents, and any amendments, modifications, restatements, or substitutions thereof.

          4.6 Miscellaneous Collateral Provisions. The security interest and other rights of Bank hereunder shall not be impaired by any indulgence, moratorium, or release granted by Bank (other than a release given in connection with the full and final payment of the Notes and the other Liabilities), including, but not limited to: (a) any renewal, extension, or modification which Bank may grant with respect to any Note; (b) any surrender, compromise, release, renewal, extension, exchange, or substitution which Bank may grant in respect of any item of the Collateral, or any part thereof or any interest therein; or (c) any release or indulgence granted to any endorser, guarantor, or surety of the Notes.

          4.7 Filing Reproductions. At the option of Bank, a photocopy or other reproduction of this Agreement or of a financing statement covering the Collateral shall be sufficient and may be filed as a financing statement.

                                    SECTION 5
                             COLLECTION OF ACCOUNTS

          5.1 Collection. (a) Borrower shall (i) execute, maintain in full force and effect, and comply in all respects with the provisions of such documentation as may be reasonably required by Bank to establish (or continue its use, as the case may be) the Lockbox and the Remittances Account and all other cash management services of Bank and its affiliates provided in connection with this Agreement; (ii) direct all Large Account Debtors to make remittance directly to the Lockbox; and (iii) immediately after the receipt thereof, deposit directly into the Remittances Account all Proceeds received by Borrower from any Account Debtors (whether from Large Account Debtors or otherwise). Funds received in the Lockbox shall be transferred daily by Bank to the Remittances Account, and thereafter credited by Bank first to the Borrower's Loan Account and any other unpaid Liabilities in such manner as Bank desires, and then (unless an Event of Default shall have occurred and be then continuing) to the extent there are any Proceeds remaining, shall be made available to Borrower by deposit into Borrower's operating account or in such other manner acceptable to Bank and Borrower.

          (b) Borrower shall, at the request of Bank, which request may be made prior to or after the occurrence of an Event of Default, notify the Account Debtors of the security interest of Bank in Borrower's Accounts.

          (c) Without limiting the terms of Section 5.1(a), any Proceeds received by Borrower shall be received by Borrower in trust for Bank and immediately turned over to Bank for deposit into the Remittances Account.

          (d) Bank shall not be required to credit Borrower's Loan Account with the amount of any check or other instrument constituting provisional payment until Bank has received final payment thereof at its office in cash or solvent credits accepted by Bank.

          5.2 Collection of Accounts by Borrower. Borrower agrees that no court action or other legal proceeding or garnishment, attachment, repossession of property, or any other attempt to repossess any merchandise covered by an Account shall be attempted by Borrower except by or under the direction of competent legal counsel. WITHOUT IN ANY WAY LIMITING ANY OTHER INDEMNITY AGREEMENT PROVIDED FOR HEREIN, BORROWER HEREBY AGREES TO INDEMNIFY AND HOLD BANK AND ITS OFFICERS, DIRECTORS, REPRESENTATIVES, EMPLOYEES, AND ATTORNEYS HARMLESS FOR ANY LOSS OR LIABILITY OF ANY KIND OR CHARACTER WHICH MAY BE ASSERTED AGAINST BANK BY VIRTUE OF ANY SUIT FILED, PROCESS ISSUED, OR ANY REPOSSESSION OR ATTEMPTED REPOSSESSION DONE OR ATTEMPTED BY BORROWER OR BY VIRTUE OF ANY OTHER ENDEAVORS WHICH BORROWER MAY MAKE TO COLLECT ANY ACCOUNTS OR REPOSSESS ANY SUCH MERCHANDISE.

                                    SECTION 6
                              AFFIRMATIVE COVENANTS

          6.1 Affirmative Covenants. In addition to the covenants and agreements of Borrower made elsewhere in this Agreement, unless Bank shall otherwise consent in writing, until all of the Liabilities have been paid and satisfied, Borrower shall:

          (a) Defend Collateral. Borrower shall defend the Accounts, the Equipment, and each and every other item of Collateral and all Proceeds and products thereof against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Bank, except for permitted liens provided for in Section 7.1(b);

          (b) Pay Taxes. Borrower shall pay all taxes or charges levied on or with respect to the Collateral, except for such taxes or charges which Borrower is in good faith diligently protesting or contesting, but only to the extent Borrower has made adequate reserves therefor. Borrower agrees to take all actions that Bank may request to establish and maintain a valid security interest in the Accounts, the Equipment and each and every other item of Collateral, free and clear of all other liens, claims, charges, security interests, and encumbrances whatsoever, except as otherwise expressly provided herein. If such taxes or other assessments remain unpaid after the date fixed for the payment of same (unless they are being challenged or contested as provided for hereinabove), or if any lien, charge, claim, security interest, or encumbrance shall arise, or be claimed or asserted with respect to the Accounts, the Equipment, or any other item of Collateral, Bank may, without notice to Borrower, pay such taxes, assessments, charges, or claims, and take any and all other actions (including the payment of money) deemed desirable by Bank to remove any such lien, charge, claim, security interest, or encumbrance, and Borrower agrees that the amounts thereof shall be charged to Borrower's Loan Account created hereby and shall bear interest at the rate of interest then borne by Borrower's obligations under the Revolving Note;

          (c) Change in Name or Address. Borrower shall give Bank thirty (30) days prior written notice of any change in Borrower's name and execute and deliver to Bank all financing statement amendments and other documents requested by Bank prior to such name change becoming effective. Further, without limiting any other term of this Agreement, prior to moving any Equipment, for any purpose other than the normal operation of tractors and trailers in Borrower's business or for the sale thereof, into any location, other than a location in which Borrower has heretofore disclosed in writing to Bank, Borrower shall (i) promptly inform Bank of such move, (ii) execute and deliver appropriate financing statements necessary to perfect the security interest granted herein in the particular state in which the Equipment is to be located, and (iii) cause the landlord, tenant, and/or subtenant at the particular location to execute and deliver to Bank a lien waiver, in form and substance satisfactory to Bank;

          (d) Financial Reporting. Borrower shall deliver to Bank such information regarding the business affairs, financial condition, assets, liabilities, operations, and transactions of Borrower as Bank may reasonably request, and, without limiting the foregoing, furnish to Bank the following:

              (i) As soon as available, and in any event within 120 days following the end of Borrower's fiscal year, an audited financial statement for Borrower, prepared by an independent certified public accountant acceptable to Bank, showing the financial condition of Borrower, on a consolidated basis with, at the close of such fiscal year and the results of its operations during such fiscal year, which financial statements shall be materially complete and correct, prepared in accordance with GAAP, and shall include, but shall not be limited to, an operating statement, an income statement, a balance sheet, a reconciliation of equity amounts, a source and application of funds report, and such other matters as Bank may request;

              (ii) If and to the extent requested by Bank, as soon as available, and in any event within 30 days after the filing thereof, a copy of the federal income tax return of Borrower (and in any event no less frequently than annually) and all requests for extensions;

              (iii) As soon as available, and in any event within 20 days following the end of each calendar month, internally prepared financial statements for Borrower, signed by a duly authorized representative, and showing the results of its operations during such calendar month, on a consolidated basis, which statements shall include, but shall not be limited to, an operating statement, an income statement, a balance sheet, profit and loss statement, a Compliance Certificate, and such other matters as Bank may reasonably request;

              (iv) As soon as available, and in any event within 10 days following the end of each calendar month, (x) a Reconciliation Report for the calendar month then ending, signed by a duly authorized officer of Borrower, reflecting any information regarding accounts receivable, collections, and sales deemed appropriate by Bank, (y) reports (including agings) in form acceptable to Bank of the accounts receivable and the accounts payable of Borrower as of the last day of the immediately preceding calendar month, and the period of time which has elapsed with respect to such accounts receivable and accounts payable since the invoice date with respect thereto, and (z) information and reports regarding any reduction or diminution in the face value of any Account and, if requested by Bank, copies of all credit memos issued by Borrower;

              (v) if requested by Bank, daily sales and invoice registers or journals, and daily cash receipts, registers or journals, all reflecting, on a daily basis, the information described above;

              (vi) such other documents, instruments, data or information of any type reasonably requested by Bank with respect to the accounts receivable, collections, remittances and any other Collateral; and

              (vii) Within 120 days from the end of each calendar year, a signed personal financial statement for Guarantor, prepared on a form and in a manner reasonably acceptable to Bank;

          (e) Diminutions in Value. Borrower shall promptly upon any material reduction or diminution in the face value of any

     Account due from a Large Account Debtor, or of any diminution in value which would cause an amount to be due under Section 1.4, Borrower shall advise Bank thereof and, if requested by Bank, submit a signed writing explaining the circumstances resulting in such reduction;

          (f) Inspections. Borrower shall at all times and from time to time allow Bank, by or through any of its officers, agents, employees, independent contractors, attorneys, or accountants (i) to examine, inspect, or make extracts from Borrower's books and records and cash and accounts;
     (ii) to analyze financial statements; (iii) to arrange for verification of Accounts under reasonable procedures, directly with Account Debtors or by other methods; and (iv) to inspect and audit Equipment and other tangible property constituting Collateral at any time during normal business hours, without prior notice to Borrower;

          (g) Insurance. Borrower shall (i) continue to maintain insurance in form, amount, and substance acceptable to Bank including, without limitation, worker's compensation and general liability insurance written by companies acceptable to Bank upon all facets of its business, including without limitation, the Collateral pledged to Bank, its property, and its equipment, of such character and amounts as are customarily maintained by companies engaged in like business; (ii) furnish to Bank, upon request, a statement of the insurance coverage; and (iii) cause Bank to be named as loss payee as to all property constituting Collateral hereunder, pursuant to a lender loss payable endorsement to all certificates of insurance and to be named as an additional insured on all policies;

          (h) Maintain Operating Account. Borrower shall maintain with Bank or its affiliate designated by Bank an operating account, which may be a controlled disbursement account, and Bank, at Bank's option, may make all advances hereunder into such operating account, and Borrower expressly agrees that Bank may, at Bank's option, debit against such operating account any and all sums, amounts, charges, and payments due under or in connection with this Agreement and the Notes;

          (i) Compliance With Laws. Borrower shall at all times comply in all material respects with all present and future Requirements of Law applicable to, governing or affecting

     Borrower, its operations, its property, the Collateral, or any part of any of the foregoing, and shall immediately notify Bank of any and all alleged or asserted violations of any such law, ordinance, or regulation;

          (j) Notices. In addition to, and without in any way limiting, the other requirements in this Agreement to provide certain notices to Bank, Borrower shall deliver to Bank, promptly upon any officer of Borrower having knowledge following events or circumstances, a written statement with respect thereto, signed by the chief financial officer of Borrower, or other authorized representative of Borrower designated from time to time pursuant to written designation by Borrower delivered to Bank, advising Bank of the occurrence of such event or circumstance and the steps, if any, being taken by Borrower with respect thereof:

              (i)   any Default or Event of Default;

              (ii) any litigation or proceeding involving Borrower as a defendant or in which any property of Borrower is subject, directly or indirectly, to a claim and in which the amount involved is $250,000.00 or more and which is not covered by insurance or Borrower's self-insured retention;

              (iii) any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any of them is a party or by which they are bound, in each case where the same could reasonably be expected to cause a Material Adverse Effect;

              (iv) any material change to Borrower and its operations, including, but not limited to, a change in the amounts or collectibility of any Accounts, or the filing of any lawsuit or administrative or other proceeding against or involving Borrower;

              (v) any change in the number, nature, and holder of outstanding stock of Borrower; and

              (vi) any other event or occasion which could reasonably be expected to have a Material Adverse Effect.

          (k) Copyright. Borrower shall, prior to the time any Collateral is copyrighted, licensed, patented, or trademarked by Borrower or any Affiliate, pursuant to any duly filed registration or otherwise, or is subjected to any registered copyright, license, patent, or trademark by Borrower or any Affiliate, notify Bank thereof and take (or cause to be taken) all actions necessary to preserve the perfection and first priority of Bank's security interest in and to such property.

          (l) Qualifications. Borrower shall qualify as a foreign corporation in all other jurisdictions wherein the business now or hereafter transacted by Borrower makes such qualifications necessary;

          (m) Perform Services. Borrower shall perform all obligations of Borrower with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each Account;

          (n) Maintain Computer Backup. Borrower shall maintain any system reasonably requested by Bank for creating backup data on computer hardware, software, or firmware, such as lists of Account Debtors and Accounts, and deliver and pledge to Bank such tapes or discs with respect thereto as may be required by Bank;

          (o) INDEMNIFICATION. BORROWER SHALL INDEMNIFY AND HOLD BANK AND ALL OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, ATTORNEYS-IN-FACT, AND AFFILIATES OF BANK (EACH SUCH PERSON AN "INDEMNITEE") HARMLESS FROM ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS,

     SUITS, COSTS, EXPENSES, AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN ANY WAY CONNECTED WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, (ii) THE PERFORMANCE BY THE PARTIES TO THE CREDIT DOCUMENTS OF THEIR RESPECTIVE OBLIGATIONS THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR
     (iii) THE ENFORCEMENT OF THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY MATTER ARISING BY REASON OF ANY DEFENSE, SET-OFF, COUNTERCLAIM, RECOUPMENT, OR REDUCTION OF LIABILITY WHATSOEVER OF THE OBLIGOR UNDER ANY CONTRACT, AGREEMENT, INTEREST, OR OBLIGATION WHICH GIVES RISE TO ANY ACCOUNT CONSTITUTING PART OF THE COLLATERAL, AS THE RESULT OF A BREACH BY BORROWER OF ANY OBLIGATION THEREUNDER OR OF ANY OTHER AGREEMENT, INDEBTEDNESS, OR LIABILITY AT ANY TIME OWING TO OR IN FAVOR OF ANY SUCH OBLIGOR FROM BORROWER, SUCH OBLIGATIONS OF BORROWER BEING ENFORCEABLE AGAINST AND ONLY AGAINST BORROWER AND NOT AGAINST BANK (ALL THE FOREGOING IN THIS SECTION, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), INCLUDING, WITHOUT LIMITATION, INDEMNIFIED LIABILITIES ARISING FROM THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF ANY INDEMNITEE; PROVIDED THAT BORROWER SHALL HAVE NO OBLIGATION UNDER THIS SUBSECTION TO ANY INDEMNITEE WITH RESPECT TO INDEMNIFIED LIABILITIES THAT ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON- APPEALABLE JUDGMENT OR PURSUANT TO BINDING ARBITRATION TO HAVE RESULTED FROM THE NEGLIGENCE OR MISCONDUCT OF SUCH INDEMNITEE OR FROM THE BREACH BY SUCH INDEMNITEE OF ITS OBLIGATIONS UNDER ANY LOAN DOCUMENT. THE OBLIGATIONS OF BORROWER UNDER THIS SUBSECTION SHALL SURVIVE THE SATISFACTION OF ALL LIABILITIES, THE TERMINATION OF THIS AGREEMENT, AND THE NONASSUMPTION OF THIS AGREEMENT IN A CASE COMMENCED UNDER TITLE 11 OF THE UNITED STATES CODE OR OTHER SIMILAR LAW OF THE UNITED STATES, THE STATE OF TEXAS, OR ANY OTHER JURISDICTION AND BE BINDING UPON BORROWER AND ANY TRUSTEE,

     RECEIVER, OR LIQUIDATOR OF BORROWER APPOINTED IN ANY SUCH CASE;

          (p) Further Assurances. Borrower shall (i) promptly correct, or cause to be promptly corrected, any defect, error, or omission which may be discovered in the contents of this Agreement or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof; and (ii) execute, acknowledge, deliver, and record or file, or cause to be executed, acknowledged, delivered, and recorded or filed, such further instruments, and do such further acts as may be necessary, desirable, or proper to carry out more effectively the purposes of this Agreement and such other instruments, including specifically, but without limitation, causing any renewals, additions, substitutions, replacements, or appurtenances to the then Collateral;

          (q) Repurchase Agreement. Borrower shall perform in accordance with the terms and provisions of the Repurchase Agreement;

          (r) Reimbursement. As an additional condition precedent to Bank's obligations under this Agreement, Borrower shall reimburse Bank for all of its reasonable legal fees, plus all other reasonable attorneys' and other fees and expenses incurred by Bank in connection with the negotiation, preparation, execution, and recordation of this Agreement and all other documents and agreements required by Bank in connection with this Agreement;

          (s) Year 2000. On or prior to July 31, 1999 (the "Compliance Date"), Borrower shall have taken all actions necessary to ensure that the automated systems used by Borrower that are material to its operations (collectively, "Mission-Critical Systems"), including, without limitation, software, hardware and other data processing devices, shall not fail, malfunction or produce incorrect results with respect to data, calculations and other processing involving dates before, as of or after December 31, 1999, regardless of the form the date data is received or processed (collectively "Year 2000 Compliant" or "Year 2000 Compliance"). Without limiting the generality of the foregoing, on or prior to the Compliance Date, Borrower shall test and certify that its Mission-Critical Systems are Year 2000

     Compliant in accordance with commercially reasonable practices and industry standards. Borrower agrees that upon the reasonable request of Bank, Borrower will make its employees, consultants, premises, records and documentation available to Bank with respect to Borrower's Year 2000 Compliance efforts.

          (t) Delivery of Titles. To the extent not provided pursuant to Section 2.3, Borrower shall cause to be delivered to Bank original certificates of title of all Eligible Equipment purchased with proceeds of the Term Note, reflecting Bank as the sole lienholder, promptly after the issuance thereof.

          (u) Subsidiaries. Borrower shall cause all of its Subsidiaries (including, without limitation, Subsidiaries formed or acquired after the date of this Agreement) to guaranty the Liabilities, in a manner satisfactory to Bank, and to pledge its assets as security for the Liabilities, in a priority and manner satisfactory to Bank.

                                    SECTION 7
                               NEGATIVE COVENANTS

          7.1 Negative Covenants of Borrower. So long as Borrower may borrow additional advances hereunder and in accordance with the terms and provisions of this Agreement and until payment in full of the Notes and the payment and performance of all other Liabilities of Borrower hereunder, Borrower covenants and agrees, unless Bank shall otherwise consent in writing, that Borrower shall not, either directly or indirectly:

          (a) No Change in Location. Borrower shall not change any office or location, or move any of the Collateral, except in the ordinary course of business, without (i) at least thirty (30) days prior written notice to Bank, and (ii) prior to making any such change, executing and delivering to Bank any additional financing statements or other documents that Bank may request;

          (b) No Transfers or Liens. Borrower shall not sell, transfer, lease, otherwise dispose of, or suffer to exist any lien, charge, claim, security interest, or encumbrance (except as otherwise expressly provided herein) with respect to, any of the Accounts and the other Collateral or any interest therein (or any of the Proceeds thereof, whether money, checks, money orders, drafts, notes, instruments, documents, chattel paper, Accounts, returns, or repossessions) or of any equipment or other property of Borrower, except for (i) the sale of Equipment in the ordinary course of business; (ii) liens for taxes, assessments, or governmental charges not yet payable; (iii) liens of landlords and vendors arising in the ordinary course of business for sums not yet due; (iv) liens set forth on Exhibit E attached hereto or approved in advance in writing by Bank; (v) liens securing indebtedness permitted under Section 7.1(d)(v); and (vi) liens and security interests granted to Bank herein;

          (c) No Change in Accounting Practices. Borrower shall not materially change accounting practices, methods, or standards or the reporting format for any information furnished Bank under the terms and provisions of this Agreement, which accounting practices shall conform with GAAP throughout the term of this Agreement;

          (d) No Indebtedness. Borrower shall not incur, create, issue, assume, guarantee, endorse or permit to exist any indebtedness for borrowed money (collectively, "INDEBTEDNESS"), except:

              (i) Indebtedness of Borrower to Bank provided for in the Credit Agreement;

              (ii)  all Subordinated Debt;

              (iii) all existing loans and borrowings by Borrower as reflected in the Financial Statements;

              (iv) accrued expenses and trade payables incurred in the ordinary course of business; and

              (v) Indebtedness for the purchase of Equipment and rolling stock in the ordinary course of business to the extent consented to Bank in writing, and the existing indebtedness listed on Exhibit E attached hereto (and any refinancing of any such existing indebtedness, provided that Borrower provides Bank with notice of the terms of such refinancing and that such refinancing does not occur after a default in the payment thereof and does not increase the outstanding balance of the particular indebtedness being refinanced), and Borrower shall not guarantee, endorse, or assume, either directly or indirectly, any indebtedness of any other Person, except as otherwise permitted under this subsection;

          (e) No Dividends. Borrower shall not declare, make or pay any dividends or bonuses upon its outstanding shares, or make any capital stock repurchases, except for, so long as Borrower is a subchapter S corporation, cash distributions to Borrower's subchapter S shareholders up to 40% of the pass through income per such shareholders for purposes of meeting income tax obligations;

          (f) No Acquisitions. Borrower shall not purchase or acquire, directly or indirectly, any shares of stock, evidence of indebtedness, or other securities of any person, corporation, or other entity, except in settlement of customers' Accounts;

          (g) No Dissolutions and Mergers. Borrower shall not (i) liquidate, or discontinue or materially reduce its normal operations with intention to liquidate, (ii) merge or consolidate with or into any corporation, partnership, or other entity, (iii) sell, lease, transfer, or otherwise dispose of all or any substantial part of its assets, other than sales and trades to the extent such assets are replaced with new assets, or (iv) acquire any corporation, partnership, or other entity (or any interest therein), whether by stock or asset purchase or acquisition or otherwise. Borrower shall not cause, allow, or suffer to occur a change in the ownership, nature, or senior management of Borrower. Borrower shall not change its name or identity without notifying Bank of such change in writing at least thirty (30) days prior to the effective date of such change and Borrower shall take all steps necessary prior to any such change to maintain at all times the validity, perfection, and priority of all liens and security interests contemplated by and created in this Agreement and in the other Credit Documents;

          (h) No Subordinated Debt Payments. Borrower shall not make any payment upon any outstanding Subordinated Debt owing to a shareholder, except as expressly permitted under the terms of a subordination agreement executed by Bank and the holder of the Subordinated Debt;

          (i) Interest Coverage Ratio. Borrower shall not cause, allow, or suffer to occur its Interest Coverage Ratio to be less than 2.0 to 1.0 at any time on or after January 31, 1998. For purposes of this subsection, "INTEREST COVERAGE RATIO" shall mean a ratio of (a) Net Income (before interest expense and taxes) for the calendar year to date to (b) Interest Expense for the calendar year to date;

          (j) Fixed Charge Coverage Ratio. Borrower shall not cause, allow, or suffer to occur its Fixed Charge Coverage Ratio as of the end of Borrower's fiscal year for that fiscal year to be less than 1.2 to 1.0 for any fiscal year ending on or after December 31, 1998. For purposes of this subsection, "FIXED CHARGE COVERAGE RATIO" shall mean the ratio of (a) an amount equal to the sum of (i) Borrower's Net Income, plus (ii) Borrower's Interest Expense, plus (iii) Borrower's amortization, depreciation, and any other expenses which would be classified as non cash expenses in accordance with GAAP, plus (iv) Borrower's lease and rental expenses, to (b) an amount equal to the sum of (i) Borrower's Interest Expense, plus (ii) Borrower's lease and rental expense, plus (iii) the sum of Borrower's current maturities of long term debt, calculated in accordance with GAAP;

          (k) Tangible Net Worth Requirement. Borrower shall not cause, allow, or suffer to occur its Tangible Net Worth to be less than (i) $16,000,000.00 at any time from and after June 30, 1998, through but not including December 31, 1998; (ii) $20,000,000.00 at any time on or after December 31, 1998, through but not including December 31, 1999, and (iii) $25,000,000.00 at any time on or after December 31, 1999;

          (l) Debt to Tangible Net Worth. Borrower shall not cause, allow, or suffer to occur its Debt to Tangible Net Worth ratio to exceed (i) 5.25 to
     1.0 at any time on or after June 30, 1998, and prior to July 1, 1999; (ii)
     4.50 to 1.0 at any time on or after July 1, 1999, and prior to December 31, 1999; and (iii) 3.50 to 1.0 at any time on or after December 31, 1999. For purposes of this subsection, "DEBT TO TANGIBLE NET WORTH RATIO" shall mean, for any period, the ratio of (i) an amount equal to Borrower's total liabilities (in accordance with GAAP), plus off balance sheet liabilities, minus the outstanding principal balance of the Revolving Note, to (ii) Borrower's Tangible Net Worth;

          (m) No Loans to Affiliates. Borrower shall not make any loans, investments, or advances to or in any Affiliate, except for a $5,000,000.00 loan made prior to the date hereof to Guarantor and inter-company loans to Affiliates made in the ordinary course of business (but only to the extent any such loan is made prior to the occurrence of an Event of Default and no Event of Default would occur after giving effect to the loan);

          (n) No Transactions With Affiliates. Borrower shall not enter into any transaction with an Affiliate, including, without limitation, the purchase, sale, or exchange of Property of Borrower or the rendering of any service, unless the transaction is in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate;

          (o) No Adverse Transactions. Borrower shall not enter into any transaction which materially and adversely affects or may materially and adversely affect any of the Collateral or Borrower's ability to pay the Liabilities or permit or agree to any material extension, compromise, or settlement or make any material change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, other than discounts and allowances in the ordinary course of business;

          (p) No Ownership of Margin Stock. Borrower shall not own, purchase, or acquire, (or enter into any contract to purchase or acquire), any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Bank shall have received an opinion of counsel satisfactory to the effect that such purchase or acquisition will not cause this Agreement to violate Regulation U or any other regulation of the Federal Reserve Board then in effect; and

          (q) Repurchase Agreement. Borrower shall not amend, modify, or supplement the Repurchase Agreement or any of the agreements pertaining thereto, or permit the Repurchase Agreement to terminate or expire.

                                    SECTION 8
                         EVENTS OF DEFAULT; ACCELERATION

          8.1 Events of Default. Any or all of the liabilities of Borrower to Bank, including, without limitation, the Liabilities, shall be, at the option of Bank and notwithstanding any time or credit allowed by any instrument evidencing a Liability, immediately due and payable without the necessity of notice of intent, to accelerate notice of acceleration, or any other notice or demand (each of which are expressly waived herein by Borrower), and the obligation of Bank to make advances hereunder shall immediately cease and terminate, unless earlier terminated hereunder, upon the occurrence of any of the following events of default (the "EVENTS OF DEFAULT"):

          (a) Failure of Borrower to pay when due any interest payment or principal installment on the Notes, or to pay when due any other Liability of Borrower;

          (b) Failure by Borrower to fully and completely perform in a timely manner any covenant, agreement, act, or obligation imposed hereby by any other Credit Document, or by any other agreement to which Bank and Borrower are parties, or Borrower's failure to abide by the terms of this Agreement, any other Credit Document or any other document or instrument executed in connection herewith, or any other agreement to which Bank and Borrower are parties;

          (c) Failure by Guarantor to fully and completely perform on a timely basis any covenant, agreement, or act under and as required by the Guaranty;

          (d) (i) Except as otherwise provided in this Agreement, failure of Borrower to pay when due any tax or (ii) failure of Borrower to pay within any applicable grace period any premium on (x) any insurance policy hereafter assigned to Bank, or (y) any insurance required by this Agreement covering any Collateral;

          (e) Failure by Borrower to fully cooperate and permit Bank to inspect Borrower's books and records and its Collateral in the manner set forth in this Agreement;

          (f) A default by any Person in the performance of their obligations under the Repurchase Agreement or the termination or expiration of the Repurchase Agreement;

          (g) Calling of a meeting of creditors, appointment of a committee of creditors or liquidation agents, or offering of a composition or extension to creditors by, for or of Borrower;

          (h) Any change in the ownership, nature, or senior management of Borrower or its business without the prior written consent of Bank, other than (x) the transfers of Borrower's stock among family members of the present shareholders, (y) the sale of newly issued shares of Borrower for cash at a per share price greater than the price paid by the present shareholder, or (z) the issuance of shares from the exercise of stock options;

          (i) Fraud or misrepresentation by or on behalf of Borrower in its transactions with Bank;

          (j) A bankruptcy trustee, or any other Person terminates or attempts to terminate any Credit Document with Bank, whether or not such termination or attempted termination constitutes a breach under such Credit Document;

          (k) Any representation or warranty made by Borrower or Guarantor in any of the Credit Documents proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate or data furnished or made to Bank as an inducement for Bank agreeing to enter in to this Agreement, or in accordance with the terms of this Agreement, proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

          (l) Failure by Borrower or Guarantor whether as principal or guarantor or other surety, to pay or perform under any bond, debenture, note or other evidence of indebtedness, or under any credit agreement, loan agreement, indenture, promissory note, or similar agreement or instrument executed in connection with any of the foregoing, if the effect of such failure is to accelerate or to permit the acceleration of any of the foregoing;

          (m) Borrower shall be unable to fully, completely, and timely satisfy any condition to a particular advance as specified in Section 2;

          (n) Borrower or Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of their respective assets, (ii) file a voluntary petition commencing a bankruptcy or other insolvency proceeding, (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing their respective inability, to pay their respective debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in a bankruptcy or other insolvency proceeding;

          (o) An order, judgment, or decree shall be entered against Borrower or Guarantor by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in a bankruptcy or other insolvency proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian, or liquidator of it or all or any substantial part of its assets and such order, judgment, or decree shall not be dismissed or stayed within 90 days;

          (p) The levy against any significant portion of the property of Borrower or any execution, garnishment, injunction, attachment, sequestration, or other writ or similar proceeding which is not permanently dismissed or discharged within 30 days after the levy;

          (q) A final and non-appealable order, judgment, or decree, which is uninsured in an amount in excess of $5,000,000.00, shall be entered against Borrower or Guarantor and such order, judgment, or decree shall not be dismissed or stayed within 30 days;

          (r) Cessation of a substantial part of the business of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis; or Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to continue the lawful operation of its business; or Borrower shall be enjoined, restrained, or in any way prevented by court, governmental, or administrative order from conducting all or any material part of its business affairs; or Borrower shall be required by a Governmental Authority to dissolve, liquidate, or wind-up its business affairs; or any material lease or agreement pursuant to which Borrower now or hereafter leases, uses, or occupies any property where a material part of the tangible Collateral is located or stored shall be canceled or terminated prior to the expiration of its stated term;

          (s) Borrower, Guarantor, or any Affiliate shall challenge or contest in any action, suit, or proceeding the validity or enforceability of this Agreement or any of the other Credit Documents, the legality or enforceability of any of the Liabilities, or the perfection or priority of any lien granted to Bank;

          (t) Borrower or Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of more than 10% of the property of Borrower or Guarantor;

          (u) Borrower or Guarantor shall have (i) concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any part of their respective property, with intent to hinder, delay, or defraud their respective creditors or any of them; (ii) made or suffered a transfer of any of their respective property which may be fraudulent under any bankruptcy, fraudulent transfer, or similar law; or (iii) shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of their respective property through legal proceedings or otherwise which is not vacated within 90 days from the date thereof;

          (v) The security interests and liens granted herein or in any other Credit Documents shall not constitute a first and prior lien and security interest, except as otherwise disclosed to and agreed by Bank in writing or as otherwise permitted by this Agreement;

          (w) Except as otherwise permitted herein, title to any of the stock or other interest in Borrower directly or indirectly shall be transferred, pledged, or otherwise encumbered; or

          (x) Any lawsuit or other proceeding is commenced against or involving Borrower, that survives a motion for summary judgment, and which if determined adversely, would cause a Material Adverse Change to Borrower.


                                    SECTION 9
                      POWER TO SELL OR COLLECT COLLATERAL;
                               RIGHTS AND REMEDIES

          9.1 Rights and Remedies With Respect to Collateral. Notwithstanding anything herein to the contrary, upon the occurrence of any Event of Default, Bank is fully authorized and empowered (without the necessity of any further consent or authorization from Borrower) and the right is expressly granted to Bank, and Bank hereby appoints and makes Bank as Borrower's true and lawful attorney-in-fact and agent for Borrower and in Borrower's name, place, and stead with full power of substitution, in Bank's name or Borrower's name or otherwise, for Bank's use and benefit, but at Borrower's cost and expense, to exercise, without notice, all or any of the following powers at any time with respect to all or any of the Collateral: (a) notify Account Debtors to make and deliver payment and/or provide performance directly to Bank; (b) demand, sue for, collect, receive, and give acquittance for any and all moneys due or to become due by virtue of the Collateral, and otherwise deal with Proceeds; (c) receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by Bank in connection therewith;
(d) settle, compromise, compound, prosecute, or defend any action or proceeding with respect thereto; (e) deal in or with the Collateral as fully and effectively as if Bank were the absolute owner thereof; and (f) extend or alter the time or manner of payment or performance of any or all thereof, grant waivers and make any allowance or other adjustment with reference thereto; provided, however, Bank shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under or the depreciation in value of, any Collateral. After the occurrence of an Event of Default, Bank may receive and open mail addressed to Borrower. Borrower hereby irrevocably authorizes and directs each person or entity who shall be a party to or liable for the performance or payment of any of the Accounts, upon receipt of written notice from Bank (as provided hereinabove) to pay or otherwise perform or accept performance of the obligations under the Accounts to, with, or for Bank directly, and to continue to do so until otherwise notified by Bank. Each such person or entity shall have no duty to inquire or investigate as to whether an Event of Default shall have actually occurred or whether this Agreement shall have terminated, and no such person or entity shall be liable to Borrower, its successors or assigns for acting in reliance on Bank's notification as provided in this Section.

          9.2 Uniform Commercial Code and Other Remedies. Upon the occurrence of any Event of Default, Bank shall have, in addition to and without limiting all other rights and remedies provided for herein and at law, the remedies of a secured party under the UCC (regardless of whether the Uniform Commercial Code has been enacted in the jurisdiction where rights or remedies are asserted) and all applicable certificate of title acts (and other acts and statutes), including, without limitation, the right to take possession of the Collateral, and for that purpose Bank may, so far as Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom or take possession of same and store same on such premises pending disposition under the terms of this Agreement or applicable law. Bank may require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Bank shall give to Borrower at least ten (10) business days' written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Bank may, at any time, in its sole and reasonable discretion, transfer any securities or other property constituting Collateral into its own name or that of its nominee, and receive the income thereon and hold the same as security for the Liabilities or apply it on principal or interest due on the Liabilities.

          9.3 Proceeds. After the occurrence of any Event of Default, the proceeds of any sale of the Collateral and all sums received or collected by Bank from or on account of the Collateral shall be applied by Bank in the manner set forth in Section 9.504 of the UCC.

          9.4 Deficiency. Borrower shall remain liable to Bank for any unpaid Liabilities, advances, costs, charges, and expenses incurred by Bank in connection herewith, together with interest thereon, and shall pay the same immediately to Bank at Bank's offices.

          9.5 Bank's Duties. The powers conferred upon Bank by this Agreement are solely to protect Bank's interest in the Collateral, and shall not impose any duty upon Bank to exercise any such powers. Bank shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Liabilities, except as specifically provided in this Agreement, or to take any steps necessary to preserve any rights against prior parties. Bank shall not be liable for failure to collect or realize upon any or all of the Accounts or the Collateral, or for any delay in so doing, nor shall Bank be under any duty to take any action whatsoever with regard thereto. Bank shall use reasonable care in the custody and preservation of any Collateral in its possession but need not take any steps to keep the Collateral identifiable. Bank shall have no duty to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Bank's rights in, any of the Collateral.

          9.6 Non-Judicial Remedies. To the fullest extent permitted by law, Bank may enforce its rights hereunder without prior judicial process or judicial hearing, and Borrower expressly waives, renounces, and knowingly relinquishes any and all legal rights which might otherwise require Bank to enforce its rights by judicial process. In so providing for non-judicial remedies, Borrower recognizes that such remedies are consistent with the usage of the trade, are responsive to commercial necessity, and are the result of bargain at arm's length. Nothing herein is intended to prevent Bank from resorting to judicial process at its option.

          9.7 Remedies Not Exclusive. No right, power, or remedy conferred in this Agreement, the Notes, any other Credit Document or any other agreement executed in connection herewith or any other document or agreement to which Borrower and Bank are parties, or now or hereafter existing at law, in equity, or admiralty, by statute or otherwise, shall be exclusive, and each such right, power, or remedy, shall, to the full extent permitted by law, be cumulative and in addition to every other such right, power, or remedy.

          9.8 Successive Sales. The sale by Bank of less than the whole of the Collateral (including, without limitation, the collection of certain Accounts) shall not exhaust the rights of Bank hereunder, and Bank is specifically empowered to make successive sales and notices to Account Debtors hereunder until the whole of the Collateral shall be sold and collected. If the proceeds of any sale of less than the whole of the Collateral shall be less than the aggregate of Borrower's Liabilities, this Agreement and the security interests created hereby shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made, provided, however, that Borrower shall never have any right to require sale of less than the whole of the Collateral, but Bank shall have the right, at its sole election, to sell less than the whole of the Collateral.

          9.9 Enforcement Against Particular Collateral. Bank may resort to any security given by this Agreement or to any other security now existing or hereafter given to secure the payment of Borrower's Liabilities, in whole or in part, and in such portions and in such order as may seem best to Bank in its sole discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, or security interests evidenced by this Agreement.

          9.10 Suit Against Borrower. Bank may, at all times, proceed directly against Borrower to enforce payment of Borrower's Liabilities and shall not be required first to enforce its rights in the Collateral or any other security granted to it. Except as required by applicable law, Bank shall not be required to take any action of any kind to preserve, collect, or protect its or Borrower's rights in the Collateral or any other security granted to it.

          9.11 Dilution Reserve. In addition to its other rights hereunder, prior to or after the occurrence of an Event of Default, Bank may establish a reserve percentage for dilution of accounts in the event that Borrower's previous returns or non-cash credits exceed three percent (3%) on a historical basis as determined by Bank (the "DILUTION RESERVE"). The Dilution Reserve shall be multiplied by the value of otherwise Eligible Accounts and the product shall be excluded from Eligible Accounts.

                                   SECTION 10
                                    DEPOSITS;
                               RIGHTS AND REMEDIES

          10.1 Deposits. In addition to the other liens and security interest granted and created herein, Bank, any participant, and any other holder of all or any part of the Liabilities are hereby given and granted a continuing lien as additional security for all Liabilities hereunder upon any and all moneys, securities, and other property of Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to bank, such participant, or such holder from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposit balances (general or special) and credits of Borrower with, and any and all claims of borrower against Bank, such participant, or such holder at any time existing, and upon the occurrence of an Event of Default hereunder, or after maturity of the Notes, Bank, such participant, or such holder may apply or set off the same against the liabilities and indebtedness hereby secured, without notice and without liability. Borrower agrees that any other person or entity purchasing a participation from Bank may exercise all its rights of payment (including the right of set off) with respect to such participation as fully as if such person or entity was the direct creditor of Borrower in the amount of such participation.


                                   SECTION 11
                               WAIVERS BY BORROWER

          11.1 Waivers. Without limiting any other term or provision of this Agreement, and except as otherwise provided for herein, Borrower, any accommodation party, surety, endorser, or other person or entity liable for the payment or collection of the Liabilities expressly waive demand, presentment for payment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of acceptance of this Agreement, and notice of loans made, credit extended, Collateral received or delivered, or other action taken in reliance hereon and all other demands and notices of any description. With respect both to the Liabilities and Collateral, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange, or release of any or all of the Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising, or adjusting of any thereof, all in such manner and at such time or times as Bank may deem advisable. Bank shall not be deemed to have waived any of its rights upon or under any of the Liabilities or Collateral unless such waiver be in writing and signed by Bank. No course of dealing and no delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion by Bank of any of its rights hereunder shall not be construed as a bar to or waiver of any right on any further occasion.

                                   SECTION 12
                        EXPENSES: PROCEEDS OF COLLATERAL

          12.1 Expenses. Subject to the limitation set forth in Section 2.1, Borrower shall pay all reasonable expenses, including, without limitation, legal expenses, incurred by Bank from time to time in connection with the preparation, administration, amendment, or modification of this Agreement, the Notes, the other Credit Documents and other documents executed in connection with the creation of the Credit Facilities and those associated with the perfection and creation of the security interests granted pursuant hereto. Notwithstanding any of the foregoing (including the reference to Section 2.1), Borrower shall promptly reimburse Bank upon request for all reasonable amounts expended, advanced, or incurred by Bank as are reasonably necessary (a) to satisfy any Liability of Borrower under this Agreement, (b) to protect the assets or business of Borrower, (c) to collect the Notes, or any other amounts advanced under this Agreement or otherwise on behalf of Borrower, or (d) to enforce the rights of Bank under this Agreement and the other Credit Documents, which amounts will include, without limitation, all reasonable court costs, attorneys' fees, and fees of auditors, accountants, and investigators incurred by Bank in connection with any such matters, together with interest at the default rate stated in the Notes, on each such amount from 30 days after the date of notification to Borrower that the same was expended, advanced, or incurred by Bank until the date it is repaid to Bank (all such amounts shall be charged to Borrower's Loan Account).

          12.2 Collection Costs. Without limiting any of the foregoing, Borrower shall pay to Bank on demand any and all expenses and costs of collection, including, without limitation, counsel fees, incurred or paid by Bank in protecting or enforcing its right upon or with respect to any of the Liabilities or the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of Liabilities or Collateral shall be applied to the payment of principal or interest on Liabilities in such order or preference as Bank may determine, proper allowance for interest on Liabilities not then due being made, and any excess shall be returned to Borrower and Borrower shall remain liable for any deficiency.


                                   SECTION 13
                               DURATION: EXTENSION

          13.1 No Commitment to Extend. Notwithstanding anything in this Agreement to the contrary, the obligation of Bank to make advances under the Revolving Line shall terminate on the Revolving Line Termination Date and under the Advancing Line on the Advancing Line Expiration Date; provided however, Borrower and Bank recognize that, in the future, they may wish to extend such expiration dates by mutual agreement. No modification or amendment of this Agreement or extension of the Revolving Line Termination Date and/or the Advancing Line Expiration Date shall be effective unless placed in writing and duly executed by Bank and Borrower. The termination or expiration of the obligation of Bank to make advances under any of the Credit Facilities shall in no way affect any transactions entered into or rights created or obligations incurred prior to such termination or expiration; rather, such rights and obligations shall be fully operative until the same are fully disposed of, concluded, and/or liquidated. Without limiting the generality of the foregoing, such termination or expiration shall not release nor diminish any of Borrower's obligations and agreements hereunder until payment in full of all of the Liabilities (including, without limitation, payment of all Liabilities arising after the Revolving Line Termination Date and/or the Advancing Line Expiration Date as a result of advances made by Bank at the request of Borrower or on behalf of Borrower) and all other sums and amounts payable under or pursuant to this Agreement. This Agreement and the other Credit Documents shall be a continuing agreement in every respect.


                                   SECTION 14
                                     GENERAL

          14.1 Defined Terms and Certain Matters of Construction. Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to each of them in the Glossary attached as Addendum A to this Agreement and made a part hereof for all purposes, which Glossary also contains certain rules of construction which govern this Agreement.

          14.2 Replacement of Prior Credit Agreement. Borrower and Bank agree and acknowledge that this Agreement shall restate, modify, and fully replace the Prior Credit Agreement and that the terms and provisions of this Agreement shall govern and control the relationship between Borrower and Bank, except that Borrower agrees that the representations and warranties made by Borrower in the Prior Credit Agreement were true and correct as of the date of the Prior Credit Agreement.

          14.3 Notices. All notices or other communications required or permitted under this Agreement shall be deemed to have been given (a) on the date of service if served personally on the party to whom notice is to be given,
(b) on the day of transmission if sent by confirmed facsimile transmission, (c) on the day after delivery to Federal Express or similar overnight courier, properly addressed for prepaid delivery the next day, or (d) on the day after mailing, if mailed to the party to whom notice is to be given, by registered or certified mail, postage prepaid, and properly addressed, return receipt requested, to such party.

          14.4 Transfers by Bank. If at any time or times by assignment or otherwise Bank transfers any of the Liabilities (either separately or together with the Collateral therefor), such transfer shall carry with it Bank's powers and rights under this Agreement with respect to the Liabilities and Collateral transferred, and the transferee shall become vested with said powers and rights whether or not they are specifically referred to in the transfer. If and to the extent Bank retains any other of the Liabilities or Collateral, Bank will continue to have the rights and powers herein set forth with respect thereto.

          14.5 GOVERNING LAW. THIS AGREEMENT AND THE CREDIT DOCUMENTS AND ALL RIGHTS AND OBLIGATIONS HEREUNDER AND THEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCEPT THAT CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS), SHALL NOT APPLY TO THIS AGREEMENT, THE NOTES, THE CREDIT FACILITIES, OR ANY TRANSACTION CONTEMPLATED HEREBY.

          14.6 Controlling Agreement. It is the intention of Bank and Borrower to conform strictly to any applicable usury laws. Accordingly, if the transactions contemplated hereby (including, without limitation, by virtue of Section 1.10) would be usurious under any applicable law, then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes, or any other agreement or instrument entered into in connection with or as security for or guaranteeing this Agreement or the Notes, it is agreed as follows: (a) the aggregate of all consideration that constitutes interest under applicable law that is contracted for, taken, reserved, charged, or received by Bank under this Agreement, the Notes, or under any other agreement entered into in connection with or as security for or guaranteeing this Agreement or the Notes shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be canceled automatically and, if theretofore paid, shall, at the option of Bank, be credited by Bank on the principal amount of any indebtedness owed to Bank by Borrower or refunded by Bank to Borrower, and (b) in the event that the maturity of any of the Notes or any other of the Liabilities are accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Bank may never include more than the Highest Lawful Rate and excess interest, if any, provided for in this Agreement or the Notes or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of Bank, be credited by Bank on the principal amount of any indebtedness owed to Bank by Borrower or refunded by Bank to Borrower.

          14.7 Savings Provision. Notwithstanding anything herein to the contrary, in no event will interest payable to Bank exceed the maximum amount permitted by the law applicable to Bank (after taking into account all charges payable to Bank that constitute interest under such applicable law), but if any amount referred to in any of this Agreement, the Notes, or any other agreement or instrument to which Bank and Borrower are parties that would be payable to Bank but for the applicability of usury or other laws limiting the consideration payable to Bank is not paid to Bank as a result of the applicability of such laws, then interest on the outstanding principal balance of the Liabilities payable to Bank shall, to the extent permitted by law, accrue at the Highest Lawful Rate (after taking into account all charges payable to Bank that constitute interest under applicable law) until the total amount received by Bank equals the amount it would have received had no such laws been applicable.

          14.8 Entire Agreement. This Agreement, the other Credit Documents, and the documents delivered hereunder or in connection herewith contain the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements relating to the subject matter hereof and thereof, including but not limited to that certain commitment letter dated December 7, 1998, between Bank and Borrower. In the event of actual conflict in the terms and provisions of this Agreement and any other Credit Document or any of such other documents or any other instrument or agreement executed in connection with this Agreement or described or referred to in this Agreement, the terms and provisions of this Agreement shall control. No modification, consent, amendment, or waiver or any provision of this Agreement or any other Credit Document, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for the purpose for which given. This Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns. All representations and warranties of Borrower herein or in any other Credit Document, and all covenants and agreements herein, in any other Credit Document or in any document delivered hereunder or in connection herewith that are not fully performed before the effective date of this Agreement shall survive such date. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

          14.9 Construction and Severability. In the event any one or more of the terms or provisions contained in this Agreement, in any other Credit Document or in any other instrument or agreement referred to herein or executed in connection with or as security for the Liabilities, or any application thereof to any person or circumstances, shall be declared prohibited, illegal, invalid or unenforceable to any extent in any jurisdiction, as determined by a court of competent jurisdiction, such term or provision, in that jurisdiction, shall be ineffective only to the extent of such prohibition, illegality, invalidity or unenforceability, or as applied to such persons or circumstances, without invalidating or rendering unenforceable the remaining terms or provisions hereof or thereof or affecting the validity or enforceability of such term or provision in any other jurisdiction or as to other persons or circumstances in such jurisdiction, unless such would effect a substantial deviation from the general intent and purpose of the parties, make a significant change in the economic effect of the transactions contemplated herein on Bank, or impair the validity, perfection or priority of Bank's security interest in any Collateral or the validity of any guaranty or other security for the Liabilities, in which event a substitute provision shall be supplied by the court in order to provide Bank with the benefits intended by such invalid term or provision.

          14.10 Other Advances. Borrower and Bank acknowledge and agree that in the future, Borrower may apply for and Bank may agree to fund additional loans to Borrower. Borrower and Bank agree that all existing and hereafter created loans and other advances from Bank, or any of its predecessors or successors in interest, to Borrower, whether or not such loans are particularly described in this Agreement, as may be amended from time to time, shall constitute Liabilities for purposes of this Agreement and shall be subject to the terms, provisions, covenants, and agreements set forth in this Agreement.

          14.11 No Duty or Special Relationship. Borrower acknowledges that Bank has no duty to Borrower with respect to the loan transactions set forth in this Agreement except as expressly provided for in this Agreement and the other Credit Documents, and acknowledge that no fiduciary, trust, or other special relationship exists between Bank and Borrower.

          14.12 NO CONTROL BY BANK. BORROWER AGREES AND ACKNOWLEDGES THAT ALL OF THE COVENANTS AND AGREEMENTS PROVIDED FOR AND MADE BY BORROWER IN THIS AGREEMENT AND IN THE OTHER CREDIT DOCUMENTS ARE THE RESULT OF EXTENSIVE AND ARMS-LENGTH NEGOTIATIONS BETWEEN BORROWER AND BANK. BANK'S RIGHTS AND REMEDIES PROVIDED FOR IN THIS AGREEMENT AND IN THE OTHER CREDIT DOCUMENTS ARE INTENDED TO PROVIDE BANK WITH A RIGHT TO OVERSEE BORROWER'S ACTIVITIES AS THEY RELATE TO THE LOAN TRANSACTIONS PROVIDED FOR IN THIS AGREEMENT, WHICH RIGHT IS BASED ON BANK'S VESTED INTEREST IN BORROWER'S ABILITY TO PAY THE NOTES AND PERFORM THE OTHER LIABILITIES. NONE OF THE COVENANTS OR OTHER PROVISIONS CONTAINED IN THIS AGREEMENT SHALL, OR SHALL BE DEEMED TO, GIVE BANK THE RIGHT OR POWER TO EXERCISE CONTROL OVER, OR OTHERWISE IMPAIR, THE DAY-TO-DAY AFFAIRS, OPERATIONS, AND MANAGEMENT OF BORROWER; PROVIDED THAT IF BANK BECOMES THE OWNER OF ANY STOCK OF ANY ENTITY, WHICH ENTITY OWNS AN INTEREST IN BORROWER, WHETHER THROUGH FORECLOSURE OR OTHERWISE, BANK

THEREAFTER SHALL BE ENTITLED TO EXERCISE SUCH LEGAL RIGHTS AS IT MAY HAVE BY BEING A SHAREHOLDER OF SUCH ENTITY.

          14.13 No Partnership. Nothing herein is intended, nor shall it be deemed or construed as, to create a partnership, joint venture, or common interest in profits or income between Borrower and Bank, or to make Bank in any way responsible for the debts or losses of Borrower or with respect to the Collateral. Borrower and Bank disclaim any sharing of liabilities, losses, costs or expenses.

          14.14 Calculation of Financial Covenants. All financial covenants in this Agreement shall be calculated by Borrower on a consolidated basis.

          14.15 Binding Effect. All covenants and agreements of Borrower under this Agreement shall bind the respective successors and assigns of Borrower and shall inure to the benefit of Bank and its successors and assigns. The rights of Borrower under this Agreement are not assignable.

          14.16 Renewal of Indebtedness. All provisions of this Agreement relating to the Notes shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension or rearrangement of any part of the indebtedness originally represented by the Notes, or either of them, provided that nothing herein shall constitute a commitment or offer by Bank to such a renewal, extension or rearrangement.

          14.17 Bank's Discretion. All matters hereunder that require Bank's discretion, (including, without limitation, whether Borrower has satisfied any condition precedent), Bank shall use its sole discretion, except as otherwise provided for herein. Notwithstanding the foregoing, Bank may in its sole discretion waive any of its rights with respect to a particular Event of Default.

          14.18 Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that any one counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

          14.19 Business Loans. Borrower warrants and represents to Bank, and to all other holders of any debt evidenced by the Notes, that the loans evidenced by the Notes are and shall be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.

          14.20 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF BANK, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. BORROWER SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY BANK IN ACCORDANCE WITH THIS SECTION.

          14.21 DECEPTIVE TRADE PRACTICES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY EXPRESSLY WAIVES EACH AND EVERY OF ITS RIGHTS AND REMEDIES ARISING UNDER OR PURSUANT TO THE PROVISIONS OF SUBCHAPTER E, CHAPTER 17, TITLE 2 OF THE TEXAS BUSINESS AND COMMERCE CODE (OTHER THAN THE PROVISIONS OF SECTION
17.555 THEREOF), WHICH SUBCHAPTER IS KNOWN AS THE "DECEPTIVE TRADE PRACTICES-- CONSUMER PROTECTION ACT". BORROWER REPRESENTS AND WARRANTS THAT IT HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS LOAN AGREEMENT AND THAT IT IS NOT IN A SIGNIFICANT DISPARATE BARGAINING POSITION VIS A VIS BANK AT THE TIME OF ENTERING INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      BORROWER:

                                      CENTRAL FREIGHT LINES, INC.

                                      By: /s/ Douglas E. Quicksall
                                          -------------------------------------
                                          Douglas E. Quicksall
                                          Senior Vice President - Finance/CFO

                                      BANK:

                                      COMPASS BANK

                                      By: /s/ Wendell C. Williams
                                          -------------------------------------
                                          Wendell C. Williams, President,
                                          Central Texas Region